Exhibit (h15) under Form N-1A
Exhibit (10) under Item 601/Reg. S-K

Schedule A

PRINCIPAL SHAREHOLDER SERVICER’S AGREEMENT
Revised 12/1/08

Effective Date:                                      Class B Shares of:

6/1/08                                      Federated Stock and Bond Fund